Exhibit 99.(17)

The Prudential Variable Contract Account-10

655 Broad Street
Newark, New Jersey 07102

Special Meeting of Persons Having Voting Rights
(the “Meeting”)

November 15, 2022

This proxy is solicited on behalf of the committee members of The Prudential Variable Contract Account-10 (“VCA 10”). The undersigned hereby appoints Claudia DiGiacomo, Andrew French, Debra Rubano, and Patrick McGuinness as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the Units of VCA 10 held of record by the undersigned on September 15, 2022, at the Meeting to be held on November 15, 2022, or any adjournment or postponement thereof.

The Units represented by this proxy, when this proxy is properly executed will be voted for the proposal if you do not specify otherwise. Please refer to the Proxy Statement/Prospectus (“PROXY STATEMENT”) dated August 29, 2022 for discussion of the proposal. The proxy statement is available at: https://www.pgim.com/investments/fund-updates.

If voting by mail, please mark, sign and date this proxy card where indicated and return it promptly using the enclosed envelope which requires no postage if mailed in the United States.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof. If you simply sign and date the proxy form but give no voting instructions, your Units will be voted in favor of the Proposal and in accordance with the views of management upon any unexpected matters that come before the Meeting or adjournment or postponement of the Meeting.

PGIM Investments LLC

655 Broad Street
Newark, NJ 07102

To vote by telephone

1) Read the Proxy Statement and have the proxy form below at hand.

2) Call toll-free 1-800-690-6903 and follow the instructions

3) Enter the control number set forth on the proxy form and follow the simple instructions.

To vote by internet

1) Read the Proxy Statement and have the proxy form below at hand.

2) Go to Website www.proxyvote.com and follow the instructions.

3) Enter the control number set forth on the proxy form and follow the simple instructions.

To vote by mail

1) Read the Proxy Statement.

2) Check the appropriate box on the proxy form below.

3) Sign and date the proxy form.

4) Return the proxy form in the envelope provided.

To vote, mark blocks below in blue or black ink as follows:

Keep this portion for your records

Detach and return this portion only

This proxy form is valid only when signed and dated.

Proposal

To approve the restructuring of The Prudential Variable Contract Account-10 (“VCA 10”), which would change VCA 10 from a management investment company overseen by the Committee of VCA 10 to a unit investment trust invested solely in shares of an underlying fund, the Fidelity VIP Index 500 Portfolio.	For ☐	Against ☐	Abstain ☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Please be sure to sign and date this Proxy.

Signature (please sign within box)	Date

Signature (joint owners)	Date